Exhibit 99.1

Context Therapeutics Enters into License Agreement Amendment with BioAtla for CT-202

Context announces buyout of CT-202 future milestones and royalties in exchange for a fully paid-up, non-terminable license

Phase 1 initiation for CT-202 trial expected in third quarter of 2026

PHILADELPHIA, PA— May 18, 2026 —Context Therapeutics Inc. (“Context” or the “Company”) (Nasdaq: CNTX), a clinical-stage biopharmaceutical company advancing T cell engaging (“TCE”) bispecific antibodies for solid tumors, today announced the amendment of the Company’s exclusive license agreement, dated September 23, 2024, with BioAtla, Inc. (Nasdaq: BCAB). The amendment removes all future milestone and royalty obligations owed by the Company for CT-202, the Company’s Nectin-4 x CD3 T cell engager, in exchange for a $4.5 million upfront payment, and a second and final $2.0 million payment due by August 1, 2026.

“We are pleased to announce this amendment which provides us with full economic rights to CT-202 going forward,” said Martin Lehr, Chief Executive Officer of Context. “This transaction underscores our excitement for CT-202, an increasingly important program within Context’s pipeline, and provides a significant opportunity to capture potential long-term value as we advance CT-202 through development.”

About CT-202
CT-202 is a Nectin-4 x CD3 TCE bispecific antibody that targets Nectin-4, a cell surface protein that is highly and frequently overexpressed in a variety of solid tumors, including bladder, colorectal, lung and breast. Nectin-4 is a clinically validated target for cancer therapy using a traditional antibody-drug conjugate, but it is also associated with certain adverse events, including neuropathy and rash. CT-202 is a pH-dependent TCE that is designed to be preferentially active within the tumor microenvironment. More information about the CT-202 clinical trial (NCT07545122) can be found on https://clinicaltrials.gov/.
About Context Therapeutics®
Context Therapeutics Inc. (Nasdaq: CNTX) is a clinical-stage biopharmaceutical company advancing T cell engaging (“TCE”) bispecific antibodies for solid tumors. Context’s goal is to build an innovative portfolio of TCE bispecific therapeutics, including CTIM-76, a Claudin 6 x CD3 TCE, CT-95, a Mesothelin x CD3 TCE, and CT-202, a Nectin-4 x CD3 TCE. Context is headquartered in Philadelphia. For more information, please visit www.contexttherapeutics.com or follow the Company on X (formerly Twitter) and LinkedIn.

Exhibit 99.1
Forward-looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding the Company’s strategy, future operations, prospects, and plans and objectives of management, are forward-looking statements. These statements may be identified by words such as “may,” “will,” “expect,” “believe,” “could,” “estimate,” “potential,” “anticipate,” “look forward,” “plan,” “intend,” and similar expressions.
Forward-looking statements in this press release include, without limitation, statements regarding (i) the Company’s opportunity to capture long-term value as it advances CT-202 through development, (ii) the Company’s expectation that its Phase 1 clinical trial for CT-202 will be initiated in the third quarter of 2026, and (iii) other non-historical statements.
These forward-looking statements involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied, and the Company cannot assure that its plans, intentions, expectations, or strategies will be achieved. These risks and uncertainties include, without limitation: (i) uncertainties regarding the Company’s expectations, projections, and estimates of future costs and expenses, capital requirements, the availability of additional financing and the Company’s capital requirements; (ii) the timing, progress, and results of the Company’s discovery, preclinical and clinical development activities; (iii) clinical trial site activation and enrollment; (iv) unexpected safety or efficacy data observed during preclinical studies or clinical trials; (v) the risk that results from nonclinical or clinical studies may not be predictive of future results, and that interim data are subject to further analysis; (vi) uncertainties related to the regulatory approval process; (vii) the Company’s reliance on third parties; (viii) macroeconomic conditions; and (ix) whether the Company has sufficient funding to meet future operating expenses and capital expenditure requirements. Additional factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements in this press release are described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the U.S. Securities and Exchange Commission (the “SEC”), and in the Company’s other filings with the SEC, including future reports.
Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements, which speak only as of the date of this press release, whether as a result of new information, future events or otherwise.
Investor Relations Contact:
Jennifer Minai-Azary
Chief Financial Officer
Context Therapeutics
IR@contexttherapeutics.com